UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2010

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-13921	650377773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Development Specialists

200 South Biscayne Boulevard, Suite 1818

Miami, Florida 33131

(Address of principal executive office)

Registrant’s telephone number, including area code (305) 374-2717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

A.	Monthly Operating Report

On April 26, 2010, BankUnited Financial Corporation, a Florida corporation, together with its subsidiaries BankUnited Financial Services, Inc. and CRE America Corporation (collectively, the “Company”), filed its monthly operating report for the period from March 1, 2010 through March 31, 2010 (the “March Monthly Operating Report”) with the United States Bankruptcy Court for the Southern District of Florida.

Before reading the March Monthly Operating Report, we strongly urge you to read the Summary Cautionary Statement Regarding the March Monthly Operating Report below.

The March Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Summary Cautionary Statement Regarding March Monthly Operating Report

The March Monthly Operating Report contains financial information that has not been audited or reviewed by independent registered accountants, is not presented in accordance with generally accepted accounting principles and may be subject to future reconciliation and adjustments. The information contained in the March Monthly Operating Report has been prepared in accordance with applicable law under Chapter 11 of Title 11 of the United States Code and is not to be used for investment purposes. There can be no assurance that the March Monthly Operating Report is complete. The Company may amend or otherwise change the information contained in the March Monthly Operating Report at a future date. Results set forth in the March Monthly Operating Report should not be viewed as indicative of future results.

The March Monthly Operating Report should under no circumstances be relied upon or viewed as a substitute, supplement or replacement for financial information that is filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

The above cautionary statement is a summary of the disclaimer included in the March Monthly Operating Report and is qualified in its entirety by reference to the March Monthly Operating Report incorporated herein by reference.

B.	Actions Filed Against the FDIC

On April 21, 2010, the Company filed an adversary proceeding in the United States Bankruptcy Court for the Southern District of Florida against the Federal Deposit Insurance Corporation (“FDIC”) in its capacity as receiver for BankUnited, FSB (“BUFSB”), a former wholly-owned subsidiary of BankUnited Financial Corporation (“FDIC-Receiver”) . The Bankruptcy Court action contains multiple counts, including an objection to the $4.9 billion Proofs of Claim filed by the FDIC-Receiver in the Company’s bankruptcy cases, and a series of counterclaims against the FDIC-Receiver for, among other things, a declaratory judgment as to ownership of certain tax refunds, turnover of property, avoidance and recovery of preferences and fraudulent transfers, and other amounts due to the Company.

The next day, the Company filed a civil action against the FDIC-Receiver in the United States District Court for the Southern District of Florida . The District Court Action seeks the determination and allowance of multiple claims filed by the Company in the Receivership of BUFSB, demands an accounting of the Receivership assets and of all property transferred in connection with the Receivership, and further demands that the FDIC-Receiver call a meeting of the shareholders of BUFSB to determine whether the FDIC-Receiver shall continue and wind up the affairs of BUFSB, or whether an agent shall be elected for that purpose.

The FDIC-Receiver has yet to answer or otherwise respond to the Complaints in the two actions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Debtor’s Consolidated Standard Monthly Operating Report for the period from March 1, 2010 to March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: May 3, 2010	By:	/S/ JOSEPH J. LUZINSKI
	Name:	Joseph J. Luzinski
	Title:	Chief Restructuring Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Debtor’s Consolidated Standard Monthly Operating Report for the period from March 1, 2010 to March 31, 2010.

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